Exhibit 99.1

The estimated expenses incurred by Duke Realty Corporation (the “Company”) in connection with its issuance and sale of up to $200 million in shares of its common stock, $0.01 par value per share (the “Common Stock”) are set forth in the following table:

Amount to be Paid
SEC registration fee*	$20,140
NYSE listing fee	$13,571
Printing and engraving costs	$5,000
Legal fees and other expenses	$50,000
Accounting fees and expenses	$60,000
Other	$7,000

Total	$155,711

*	On April 30, 2015, the Company, the sole general partner of Duke Realty Limited Partnership (the “Operating Partnership”), and the Operating Partnership, filed with the Securities and Exchange Commission an Automatic Shelf Registration Statement (the “Registration Statement”) on Form S-3 for the registration of an indeterminate amount of various securities, including, without limitation, Common Stock of the Company. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Company and the Operating Partnership deferred payment of all registration fees at the time of the filing of the Registration Statement. Accordingly, the Company paid a registration fee of $20,140 in connection with the issuance and sale of the Common Stock.